Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Olivia Snyder, Investor Relations Analyst
(617) 796-8245

Five Star Quality Care, Inc. Announces  Third Quarter 2015 Results

Adjusted EBITDA Increased 44.0% and Adjusted EBITDAR Increased 5.5% Year Over Year

Acquired Two Senior Living Communities with 152 Private Pay Living Units for $26 Million in November 2015

Newton, MA (November 6, 2015).  Five Star Quality Care, Inc. (NYSE: FVE) today announced its financial results for the quarter and nine months ended September 30, 2015.

Five Star’s President and CEO, Bruce J. Mackey Jr., made the following statement:

“Our third quarter results were highlighted by a 44.0% increase in Adjusted EBITDA and a 5.5% increase in Adjusted EBITDAR compared to the same period last year.  Although growing occupancy continues to be a challenge, third quarter revenues increased on a year over year basis because of the management of additional senior living communities and increases in average monthly rates at our owned and leased senior living communities.  Third quarter Adjusted EBITDA and Adjusted EBITDAR increased compared to the same period last year because of greater revenues and operating expense controls.

We recently acquired two senior living communities for our own account.  In November 2015, we closed on the acquisition of two independent living communities with 152 private pay units located in Tennessee for $26.0 million, including the assumption of approximately $17.3 million of mortgage debt.”

Third Quarter 2015 Financial Results:

▪

Senior living revenues for the third quarter of 2015 increased 0.8% to $279.7 million from $277.4 million for the same period in 2014.  Growth in senior living revenues was the result of increases in average monthly rates to residents who pay privately for services, partially offset by decreases in occupancy. Management fee revenue from managed communities for the third quarter of 2015 increased 11.4% to $2.7 million from $2.4 million for the same period in 2014. Growth in management fees was primarily due to an increase in the number of communities managed and an increase in average monthly rates to residents who pay privately for services, partially offset by decreases in occupancy at comparable managed communities.

▪

Earnings from continuing operations before interest, taxes, depreciation and amortization, or EBITDA, for the third quarter of 2015 were $(17.2) million compared to $5.3 million for the same period in 2014.  EBITDA, excluding certain items described below, or Adjusted EBITDA, was $9.2 million and $6.4 million for the third quarter of 2015 and 2014, respectively. Adjusted EBITDA excluding rent, or Adjusted EBITDAR, was $59.0 million for the third quarter of 2015 compared to $55.9 million for the same period in 2014.
▪

Loss from continuing operations for the third quarter of 2015 was $26.3 million, or $0.54 per basic and diluted share, compared to loss from continuing operations of $2.4 million, or $0.05 per basic and diluted share, for the same period in 2014.  Loss from continuing operations for the third quarter of 2015 included a non-cash charge for goodwill impairment described below of $25.3 million, or $0.52 per basic and diluted share.

▪

Net loss for the third quarter of 2015 was $27.5 million, or $0.57 per basic and diluted share, compared to net loss of $3.0 million, or $0.06 per basic and diluted share, for the same period in 2014. Net loss for the third quarter of 2015 included a non-cash charge for goodwill impairment described below of $25.3 million and a loss from discontinued operations of $1.2 million; net loss for the third quarter of 2014 included a non-cash long lived asset impairment charge of $0.6 million and a loss from discontinued operations of $0.6 million.

▪

EBITDA, EBITDAR, loss from continuing operations and net loss in the third quarter of 2015 included a  non-cash charge for goodwill impairment described below of $25.3 million and compliance costs and professional fees of $0.9 million, primarily resulting from previously disclosed Medicare records billing deficiencies discovered and self-reported by Five Star.  EBITDA, EBITDAR, loss from continuing operations and net loss in the third quarter of 2014 included $0.6 million of accounting costs incurred in connection with the restatement of certain previously issued financial statements and the delayed completion of Five Star’s 2014 financial reporting and  a $0.6 million non-cash long lived asset impairment charge.

▪

A reconciliation of loss from continuing operations determined in accordance with U.S. generally accepted accounting principles, or GAAP, to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the quarters ended September 30, 2015 and 2014 appears later in this press release.

Third Quarter 2015 Operating Results (continuing operations):

▪	Occupancy at owned and leased senior living communities for the third quarter of 2015 decreased by 110 basis points (“bps”) to 85.0% from 86.1% for the same period in 2014.
▪	The average monthly rate at owned and leased senior living communities for the third quarter of 2015 increased by 1.7% to $4,567 from $4,492 for the same period in 2014.
▪

The percentage of revenues derived from residents’ private resources at owned and leased senior living communities for the third quarter of 2015 increased by 30 bps to 78.0% from 77.7% for the same period in 2014.

Year to Date Financial Results:

▪

Senior living revenues for the nine months ended September 30, 2015 increased 1.0% to $832.8 million from $824.6 million for the same period in 2014.  Growth in senior living revenues was the result of increases in average monthly rates to residents who pay privately for services, partially offset by decreases in occupancy and a revenue reserve recorded in the 2015 period described below. Management fee revenue from managed communities for the nine months ended September 30, 2015 increased by 8.8% to $7.9 million from $7.3 million for the same period in 2014. Growth in management fees was primarily due to an increase in the number of communities managed and an increase in average monthly rates to residents who pay privately for services, partially offset by decreases in occupancy at comparable managed communities.

▪

EBITDA for the nine months ended September 30, 2015 was $(6.6) million compared to $12.9 million for the same period in 2014. Adjusted EBITDA was $26.0 million and $18.1 million for the nine months ended

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September 30, 2015 and 2014, respectively. Adjusted EBITDAR was $175.0 million for the nine months ended September 30, 2015 compared to $165.8 million for the same period in 2014.
▪

Loss from continuing operations for the nine months ended September 30, 2015 was $34.4 million, or $0.71 per basic and diluted share, compared to loss from continuing operations of $9.2 million, or $0.19 per basic and diluted share, for the same period in 2014.    Loss from continuing operations for the nine months ended September 30, 2015 included a non-cash charge for goodwill impairment described below of $25.3 million, or $0.52 per basic and diluted share.

▪

Net loss for the nine months ended September 30, 2015 was $36.7 million, or $0.76 per basic and diluted share, compared to net loss of $11.7 million, or $0.24 per basic and diluted share, for the same period in 2014. Net loss for the nine months ended September 30, 2015 included a non-cash charge for goodwill impairment described below of $25.3 million and a loss from discontinued operations of $2.3 million; net loss for the nine months ended September 30, 2014 included a non-cash long lived asset impairment charge of $0.6 million and a loss from discontinued operations of $2.4 million.

▪

EBITDA, EBITDAR, loss from continuing operations and net loss in the nine months ended September 30, 2015 included a  non-cash charge for goodwill impairment described below of $25.3 million, a revenue reserve of $2.4 million and estimated penalties, compliance costs and professional fees of $5.3 million primarily resulting from previously disclosed Medicare records billing deficiencies discovered and self-reported by Five Star,  partially offset by a  gain of $0.7 million on early extinguishment of debt.  EBITDA, EBITDAR, loss from continuing operations and net loss in the nine months ended September 30, 2014 included $4.7 million of accounting costs incurred in connection with the restatement of certain previously issued financial statements and the delayed completion of Five Star’s 2014 financial reporting and a  $0.6 million non-cash long lived asset impairment charge.

▪

A reconciliation of loss from continuing operations determined in accordance with GAAP to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the nine months ended September 30, 2015 and 2014 appears later in this press release.

Expansion and Disposition Activities:

In July and August 2015, Five Star and Senior Housing Properties Trust, or SNH, sold two skilled nursing facilities located in Iowa and Wisconsin with a combined 51 living units that were owned by SNH and leased by Five Star for approximately $1.0 million.   As a result of these sales, Five Star’s annual rent payable to SNH decreased by $0.1 million in accordance with the terms of the applicable lease.

In November 2015, Five Star acquired two private pay independent living communities with a combined 152 living units located in Tennessee for $26.0 million, excluding closing costs.  Five Star funded this acquisition with cash on hand and by assuming $17.3 million of mortgage debt.

As of the date of this press release,  Five Star continues to market for sale one community it owns with 32 living units and Five Star and SNH continue to jointly market for sale one community that Five Star leases from SNH with 116 living units,  each of which are reported as held for sale and are included in discontinued operations in Five Star’s financial statements.

Goodwill Impairment:

Goodwill in Five Star’s balance sheets relates to senior living community acquisitions made in prior years and is required by GAAP to be evaluated for recovery annually, or more frequently if events or changes in circumstances

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indicate that goodwill may be impaired.  As part of the preparation of its 2015 third quarter financial statements, Five Star determined that, as a result of the significant decline in its stock price subsequent to the announcement of its financial and operating results for the 2015 second quarter and the overall decline in values of other comparable publicly traded senior living operating companies, potential indicators of impairment existed and an interim assessment of goodwill for impairment should be undertaken.  Upon completion of this interim assessment, Five Star recorded a non-cash goodwill impairment charge of $25.3 million for the 2015 third quarter to reduce the carrying value of goodwill to zero.

Conference Call:

Later this morning,  November 6, 2015, at 9:00 a.m. Eastern Time,  Five Star will host a conference call to discuss its third quarter 2015 results.  Following management’s presentation, there will be a question and answer period.

The conference call telephone number is (877) 329-4332. Participants calling from outside the United States and Canada should dial (412) 317-5436. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Friday, November 13, 2015. To hear the replay, dial (412) 317-0088. The replay pass code is 10074255.

A live audio webcast of the conference call will also be available in a listen only mode on Five Star’s website at www.fivestarseniorliving.com.  Participants wanting to access the webcast should visit Five Star’s website about five minutes before the call.  The archived webcast will be available for replay on Five Star’s website for about one week after the call. The transcription, recording and retransmission in any way of Five Star’s third quarter 2015 conference call are strictly prohibited without the prior written consent of Five Star.    Five Star’s website is not incorporated as part of this press release.

About Five Star Quality Care, Inc.:

Five Star Quality Care, Inc. is a senior living and healthcare services company.  As of September 30, 2015,  Five Star operated 272 senior living communities (excluding those senior living communities it has classified as discontinued operations) with 31,310 living units located in 32 states, including 212 communities (23,099 living units) that it owns or leases and 60 communities  (8,211 living units) that it manages.  These communities include independent living, assisted living, continuing care retirement communities and skilled nursing communities.  Five Star is headquartered in Newton, Massachusetts.

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WARNING CONCERNING FORWARD LOOKING STATEMENTS

this press release contains statements THAT constitute forward looking statements within the meaning of the private securities litigation reform act of 1995 and other securities laws.  aLSO, whenever Five star uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate” or similar expressions, it is making forward looking statements.  these forward looking statements are based upon five star’s PRESENT intent, beliefs or expectations, but FORWARD LOOKING STATEMENTS are not guaranteed to occur and may not occur.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FoR EXAMPLE:

•

THIS PRESS RELEASE STATES THAT FIVE STAR CONTINUES TO MARKET FOR SALE ONE COMMUNITY IT OWNS AND FIVE STAR AND SNH CONTINUE TO JOINTLY MARKET FOR SALE ONE COMMUNITY THAT FIVE STAR LEASES FROM SNH.  FIVE STAR AND SNH MAY NOT BE ABLE TO SELL THESE COMMUNITIES ON ACCEPTABLE TERMS OR OTHERWISE, AND THE SALES OF THESE COMMUNITIES MAY NOT OCCUR.

THE INFORMATION CONTAINED IN FIVE STAR’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN FIVE STAR’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM FIVE STAR’S FORWARD LOOKING STATEMENTS.  FIVE STAR’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, FIVE STAR DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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Supplemental Information, page 1 of 7

FIVE STAR QUALITY CARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Senior living revenue	$279,685	$277,411	$832,793	$824,580
Management fee revenue	2,717	2,438	7,939	7,296
Reimbursed costs incurred on behalf of managed communities	62,170	54,490	180,082	163,673
Total revenues	344,572	334,339	1,020,814	995,549

Operating expenses:
Senior living wages and benefits	135,133	135,507	404,737	402,469
Other senior living operating expenses	72,637	71,217	216,107	214,368
Costs incurred on behalf of managed communities	62,170	54,490	180,082	163,673
Rent expense	49,730	49,481	149,015	147,758
General and administrative	16,587	17,865	52,750	54,187
Depreciation and amortization	8,419	8,278	24,637	23,529
Goodwill impairment	25,344	—	25,344	—
Long lived asset impairment	145	589	145	589
Total operating expenses	370,165	337,427	1,052,817	1,006,573

Operating loss	(25,593)	(3,088)	(32,003)	(11,024)

Interest, dividend and other income	238	214	701	623
Interest and other expense	(1,106)	(1,324)	(3,597)	(3,803)
Gain on early extinguishment of debt	—	—	692	—
Gain on sale of available for sale securities reclassified from other comprehensive (loss) income	—	23	38	349

Loss from continuing operations before income taxes and equity in (loss) earnings of an investee	(26,461)	(4,175)	(34,169)	(13,855)
Benefit from (provision for) income taxes	236	1,763	(348)	4,558
Equity in (loss) earnings of an investee	(25)	38	70	59
Loss from continuing operations	(26,250)	(2,374)	(34,447)	(9,238)
Loss from discontinued operations	(1,238)	(634)	(2,253)	(2,420)

Net loss	$(27,488)	$(3,008)	$(36,700)	$(11,658)

Weighted average shares outstanding—basic and diluted	48,427	48,020	48,397	48,012

Basic and diluted loss per share from:
Continuing operations	$(0.54)	$(0.05)	$(0.71)	$(0.19)
Discontinued operations	(0.03)	(0.01)	(0.05)	(0.05)
Net loss per share—basic and diluted	$(0.57)	$(0.06)	$(0.76)	$(0.24)

Supplemental Information, page 2 of 7

FIVE STAR QUALITY CARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS DATA

(in thousands)

(unaudited)

	September 30,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$19,826	$20,988
Accounts receivable, net of allowance	37,983	38,814
Due from related persons	9,558	12,641
Investments in available for sale securities	26,330	23,436
Restricted cash	3,018	2,945
Prepaid and other current assets	22,011	21,494
Assets of discontinued operations	961	1,463
Total current assets	119,687	121,781

Property and equipment, net	354,514	357,186
Restricted cash	2,514	2,170
Restricted investments in available for sale securities	20,674	19,835
Goodwill, equity investment and other long term assets	9,883	34,001
Total assets	$507,272	$534,973

Liabilities and Shareholders’ Equity
Current liabilities:
Revolving credit facilities	$35,000	$35,000
Other current liabilities	196,071	180,392
Total current liabilities	231,071	215,392

Mortgage notes payable	42,924	49,373
Other long term liabilities	42,813	43,426
Shareholders’ equity	190,464	226,782
Total liabilities and shareholders’ equity	$507,272	$534,973

Supplemental Information, page 3 of 7

FIVE STAR QUALITY CARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(36,700)	$(11,658)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	25,046	24,313
Gain on early extinguishment of debt	(742)	—
Loss from discontinued operations before income tax	2,253	3,927
Gain on sale of available for sale securities	(38)	(349)
Loss on disposal of property and equipment	98	—
Goodwill impairment	25,344	—
Long lived asset impairment	145	589
Equity in earnings of an investee	(70)	(59)
Stock-based compensation	948	949
Deferred income taxes	—	(6,726)
Provision for losses on receivables	3,520	1,998
Changes in assets and liabilities:
Accounts receivable	(2,689)	(790)
Prepaid expenses and other assets	(1,962)	(4,620)
Accounts payable and accrued expenses	330	1,858
Accrued compensation and benefits	9,917	11,456
Due to related persons, net	1,026	(1,952)
Other current and long term liabilities	9,278	9,347
Cash provided by operating activities	35,704	28,283

Cash flows from investing activities:
(Increase) decrease in restricted cash and investment accounts, net	(417)	11,563
Acquisition of property and equipment	(40,867)	(39,189)
Acquisition of senior living communities, net of liabilities assumed	—	(5,926)
Purchases of intangible assets	(191)	—
Purchases of available for sale securities	(10,717)	(21,349)
Investment in an investee	—	(825)
Proceeds from sale of property and equipment to Senior Housing Properties Trust	16,425	23,776
Proceeds from sale of available for sale securities	6,469	8,737
Cash used in investing activities	(29,298)	(23,213)

Cash flows from financing activities:
Proceeds from borrowings on credit facilities	20,000	10,000
Repayments of borrowings on credit facilities	(20,000)	(20,000)
Repayments of mortgage notes payable	(5,732)	(1,064)
Payment of deferred financing fees	(300)	—
Cash used in financing activities	(6,032)	(11,064)

Cash flows from discontinued operations:
Net cash (used in) provided by operating activities	(1,512)	7,020
Net cash (used in) provided by investing activities	(24)	293
Net cash flows (used in) provided by discontinued operations	(1,536)	7,313

Change in cash and cash equivalents	(1,162)	1,319
Cash and cash equivalents at beginning of period	20,988	23,628
Cash and cash equivalents at end of period	$19,826	$24,947

Supplemental cash flow information:
Cash paid for interest	$3,078	$2,562
Cash paid for income taxes, net	$805	$1,041

Non-cash activities:
Issuance of common stock	$206	$189
Real estate acquisition	$—	$(15,518)
Assumption of mortgage note payable	$—	$15,518

Supplemental Information, page 4 of 7

FIVE STAR QUALITY CARE, INC.

SENIOR LIVING COMMUNITY FINANCIAL DATA(1)

(in thousands)

	Three months ended September 30, (2)		Nine months ended September 30, (2)
	2015	2014	2015	2014
Senior living revenue:
Independent and assisted living community revenue (owned)	$29,618	$29,256	$88,673	$84,811
Independent and assisted living community revenue (leased)	101,948	100,845	302,917	298,642
Continuing care retirement community revenue (leased)	98,717	99,062	298,554	297,761
Skilled nursing facility revenue (leased)(3)	45,223	44,699	130,446	133,274
Other(4)	4,179	3,549	12,203	10,092
Total senior living revenue (owned and leased)	$279,685	$277,411	$832,793	$824,580

Senior living wages and benefits:
Independent and assisted living community wages and benefits (owned)	$12,377	$12,478	$36,691	$36,009
Independent and assisted living community wages and benefits (leased)	43,128	43,246	128,393	127,547
Continuing care retirement community wages and benefits (leased)	49,347	50,217	149,238	149,714
Skilled nursing facility wages and benefits (leased)	28,339	27,962	83,996	83,109
Other(4)	1,942	1,604	6,419	6,090
Total senior living wages and benefits (owned and leased)	$135,133	$135,507	$404,737	$402,469

Senior living other operating expenses:
Independent and assisted living community other operating expenses (owned)	$7,620	$6,978	$22,044	$20,835
Independent and assisted living community other operating expenses (leased)	25,635	24,664	75,327	74,449
Continuing care retirement community other operating expenses (leased)	26,047	26,321	77,262	79,418
Skilled nursing facility other operating expenses (leased)(5)	12,690	12,286	39,832	36,871
Other(4)	645	968	1,642	2,795
Total senior living operating expenses (owned and leased)	$72,637	$71,217	$216,107	$214,368

(1)	Excludes data for managed communities and discontinued operations.
(2)

The number of owned and leased communities between July 1, 2014 and September 30, 2015 did not change; as a result, there is no separate same store comparable senior living community financial data presented.

(3)	Skilled nursing facility revenue for the nine months ended September 30, 2015 is net of a $2.4 million reserve for estimated Medicare payments Five Star expects to repay.
(4)	Other senior living revenue and expenses relate primarily to rehabilitation and other specialty service revenues and expenses provided at the residential communities owned and leased by Five Star.
(5)

Skilled nursing facility other senior living operating expenses for the three and nine months ended September 30, 2015 includes $0.9 million and $4.5 million, respectively, of estimated penalties, compliance costs and professional fees related to the Medicare payments Five Star expects to repay.

Supplemental Information, page 5 of 7

FIVE STAR QUALITY CARE, INC.

PERCENT BREAKDOWN OF SENIOR LIVING COMMUNITY REVENUES(1)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Independent and assisted living communities (owned):
Private and other sources	99.5%	99.1%	99.5%	99.2%
Medicaid	0.5%	0.9%	0.5%	0.8%
Total	100.0%	100.0%	100.0%	100.0%

Independent and assisted living communities (leased):
Private and other sources	98.9%	99.1%	99.0%	99.1%
Medicaid	1.1%	0.9%	1.0%	0.9%
Total	100.0%	100.0%	100.0%	100.0%

Continuing care retirement communities (leased):
Private and other sources	74.1%	72.9%	73.0%	72.3%
Medicare	19.2%	21.0%	20.4%	21.7%
Medicaid	6.7%	6.1%	6.6%	6.0%
Total	100.0%	100.0%	100.0%	100.0%

Skilled nursing facilities (leased):
Private and other sources	25.9%	26.2%	25.8%	25.4%
Medicare	22.6%	23.1%	23.7%	24.4%
Medicaid	51.5%	50.7%	50.5%	50.2%
Total	100.0%	100.0%	100.0%	100.0%

Total senior living communities (owned and leased):
Private and other sources	78.0%	77.7%	77.6%	77.2%
Medicare	10.6%	11.4%	11.3%	12.0%
Medicaid	11.4%	10.9%	11.1%	10.8%
Total	100.0%	100.0%	100.0%	100.0%

(1)	Excludes data for managed communities and discontinued operations.

Supplemental Information, page 6 of 7

FIVE STAR QUALITY CARE, INC.

SENIOR LIVING OTHER OPERATING DATA(1)

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014
Independent and assisted living communities (owned):
Number of communities (end of period)	31	31	31	31	31
Number of units (end of period)	3,064	3,064	3,064	3,061	3,061
Occupancy	86.3%	87.1%	87.9%	88.7%	88.2%
Avg. monthly rate(2)	$3,596	$3,602	$3,594	$3,492	$3,472

Independent and assisted living communities (leased):
Number of communities (end of period)	119	119	119	119	119
Number of units (end of period)(3)	9,909	9,909	9,909	9,896	9,858
Occupancy(3)	87.8%	87.7%	88.0%	89.3%	89.5%
Avg. monthly rate(2)	$3,815	$3,819	$3,820	$3,734	$3,723

Continuing care retirement communities (leased):
Number of communities (end of period)	31	31	31	31	31
Number of units (end of period)(4)	7,319	7,319	7,319	7,322	7,322
Occupancy	82.8%	83.3%	83.8%	83.6%	83.2%
Avg. monthly rate(2)	$5,313	$5,384	$5,450	$5,317	$5,304

Skilled nursing facilities (leased):
Number of communities (end of period)	31	31	31	31	31
Number of units (end of period)(5)	2,807	2,807	2,807	2,822	2,822
Occupancy	79.3%	78.4%	78.6%	79.3%	79.3%
Avg. monthly rate(2)	$6,632	$6,652	$6,752	$6,535	$6,543

Total senior living communities (owned and leased):
Number of communities (end of period)	212	212	212	212	212
Number of units (end of period)(3)	23,099	23,099	23,099	23,101	23,063
Occupancy(3)	85.0%	85.1%	85.5%	86.2%	86.1%
Avg. monthly rate(2)	$4,567	$4,591	$4,623	$4,503	$4,492

Managed communities:
Number of communities (end of period)	60	60	46	46	44
Number of units (end of period)(6)	8,211	8,168	7,290	7,278	7,051
Occupancy	87.5%	88.1%	88.0%	88.4%	88.2%
Avg. monthly rate(2)	$4,151	$4,215	$4,300	$4,162	$4,152

Other ancillary services:
Rehabilitation and wellness inpatient clinics (end of period)	49	48	48	48	48
Rehabilitation and wellness outpatient clinics (end of period)	61	60	58	56	55
Home health communities served (end of period)	15	15	13	13	6

(1)	Excludes data for discontinued operations.
(2)	Average monthly rate is calculated by taking the average daily rate, which is defined as total operating revenues divided by occupied units during the period, and multiplying it by 30 days.
(3)	The number of units for the quarter ended September 30, 2014 excludes 38 living units in one senior living community that was temporarily closed for a major renovation during that time period.
(4)	Includes 1,973 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.
(5)	Includes 68 assisted living and independent living units in communities where skilled nursing services are the predominant services provided.
(6)	Includes 472 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.

Supplemental Information, page 7 of 7

FIVE STAR QUALITY CARE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

Non-GAAP financial measures are financial measures that are not determined in accordance with U.S. generally accepted accounting principles, or GAAP. Five Star considers these Non-GAAP financial measures to be meaningful disclosures because it believes that the presentation of these Non-GAAP financial measures may help investors to gain a better understanding of changes in its operating results, and may also help investors who wish to make comparisons between Five Star and other companies on both a GAAP and a non-GAAP basis. These Non-GAAP financial measures are used by management to evaluate Five Star’s financial performance and for comparing Five Star’s performance over time and to the performance of its competitors.  This information should not be considered as an alternative to income (loss) from continuing operations, net income (loss), cash flows from operating activities or any other financial operating or performance or liquidity measure established by GAAP.    Non-GAAP financial measures as presented by Five Star may not be comparable to amounts calculated by other companies.

The following table presents the reconciliation of these Non-GAAP financial measures to loss from continuing operations, the most directly comparable financial measure under GAAP reported in Five Star’s condensed consolidated financial statements, for the three and nine months ended September 30, 2015 and 2014.

	For the three months ended September 30,			For the nine months ended September 30,
	2015		2014	2015		2014
Loss from continuing operations	$(26,250)		$(2,374)	$(34,447)		$(9,238)
Add: interest and other expense	1,106		1,324	3,597		3,803
Add: income tax expense (benefit)	(236)		(1,763)	348		(4,558)
Add: depreciation and amortization	8,419		8,278	24,637		23,529
Less: interest, dividend and other income	(238)		(214)	(701)		(623)
EBITDA	(17,199)		5,251	(6,566)		12,913
Add (less):
Goodwill and other long lived asset impairments	25,489		589	25,489		589
Costs related to compliance assessment	928	(1)	—	7,489	(2)	—
Financial accounting restatement and remediation costs	21		599	249		4,742
Acquisition related costs	—		—	41		157
Gain on sale of investments in available for sale securities	—		(23)	(38)		(349)
Gain on early extinguishment of debt	—		—	(692)		—
Adjusted EBITDA	9,239		6,416	25,972		18,052
Add: Rent expense	49,730		49,481	149,015		147,758
Adjusted EBITDAR	$58,969		$55,897	$174,987		$165,810

(1)	Includes compliance costs and professional fees related to estimated Medicare payments Five Star expects to repay.
(2)

Includes a  $2.4 million reserve for the estimated Medicare payments Five Star expects to repay and $5.1 million for estimated penalties, compliance costs and professional fees related to these Medicare repayments.